Annual Meeting of Shareholders May 14, 2019 Exhibit 99.1

Pledge of Allegiance

Robert C. Grubic Chairman of the Board

Rory G. Ritrievi President & CEO

This presentation and management’s related discussion on Mid Penn Bancorp, Inc. (“Mid Penn”) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause actual results to differ materially from such forward-looking statements include, but are not limited to: changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, and collateral securing loans; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission, or other regulatory agencies; increasing price and product/service competition, including new competitors; (Cont.) Cautionary Notice Regarding Forward-Looking Statements

(Cont.) rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times, and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s 2018 acquisitions of First Priority Financial Corp. and The Scottdale Bank and Trust Company, and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements. For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements made during this presentation are as of the date of this presentation, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law. Cautionary Notice Regarding Forward-Looking Statements

This presentation or related management discussion may contain financial information or measures determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value. We believe earnings per share excluding the after-tax impact of merger-related expenses and any nonrecurring charges, including the year-end 2017 adjustment of the deferred tax asset, provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations. Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP information has limitations as an analytical tool, and should be viewed supplementary to, but not as a substitute for, financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP. Further, this non-GAAP information may not necessarily be comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the comparability of Mid Penn’s reported results. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are set forth in the Appendix. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP. Cautionary Notice Regarding Non-GAAP Measures

As of March 31, 2019 (000s): Total Assets: $ 2,147,817 Total Loans: $ 1,650,736 Total Deposits: $ 1,784,180 The Company employs over 400 personnel and generated annual revenues in 2018 of over $63 million. Mid Penn Bancorp, Inc. (NASDAQ: MPB), headquartered in Millersburg, Pa., has been serving communities in Pennsylvania since 1868. Mid Penn Bank, the wholly-owned banking subsidiary of Mid Penn Bancorp, Inc., has 38 retail offices in the Pennsylvania counties of Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland. The Bank offers a comprehensive portfolio of commercial banking, retail banking, trust and wealth management products and services to meet the banking needs of the communities it serves. To learn more about Mid Penn Bank, visit www.midpennbank.com. Profile of Mid Penn Bancorp, Inc.

In 2018, Mid Penn Bank was named one of the “Top 200 Community Banks” by American Banker Magazine for the 5th consecutive year. The Pennsylvania Association of Community Bankers awarded its “Grow Your Community Award” to Mid Penn Bank for the 5th consecutive year. For its leadership in fundraising efforts and contributions to support breast cancer research, Mid Penn Bank received the prestigious “Pink Ribbon Award” from the Pennsylvania Breast Cancer Coalition. Industry and Community Recognition

Experienced Leadership Executive Position Years at MPB Years in Industry Rory G. Ritrievi President & Chief Executive Officer 10 32 Michael D. Peduzzi, CPA Sr. EVP & Chief Financial Officer 4 20 Justin T. Webb Sr. EVP & Chief Operating Officer 6 13 Scott W. Micklewright Sr. EVP & Chief Revenue Officer 10 13 Joseph L. Paese, CFP EVP & Director of Trust & Wealth Management 4 35 Joan Dickinson EVP & Chief of Staff 6 33 Amy M. Barnett SVP & Senior Compliance Officer 9 20 Roberta A. Hoffman SVP & Director of Human Resources 43 43 John Paul Livingston SVP & Chief Technology Officer 9 16 James R. Ridd SVP & Chief Credit Officer 3 35 Paul F. Spiegel SVP & Senior Operations Manager 8 33 Margaret E. Steinour SVP & Chief Administrative Officer 7 14 Cindy L. Wetzel VP & Corporate Secretary 39 39 Averages: 12 27

Experienced Leadership Executive Position Years at MPB Years in Industry Heather Hall Market President – Capital and Lancaster Regions 3 20 Joseph Butto Regional President – Berks Region 1 34 Mark Ketch Regional President – Northern Region 3 25 Daniel Krewson Regional President – Delaware Valley Region 1 16 Tara Sheaffer Regional President – Upper Dauphin Region 8 15 Average 3 22

5-Year Return: $100 invested in Mid Penn Bancorp (symbol: MPB) stock as of Dec. 31, 2013 and held for five years through Dec. 31, 2018 returned over 84%. Strong Shareholder Returns Comparatively, the stocks in the Russell 3000 Index averaged a lower 5-year return of 46% through Dec. 31, 2018 (Mid Penn was added to the Russell 2000 Index in June 2018). A peer group* of Mid-Atlantic commercial banks with assets between $1 billion and $2 billion averaged a lower 5-year return of 62% through Dec. 31. 2018. * The list of Mid-Atlantic commercial banking peers can be found on Exhibit 99.1 included with Mid Penn Bancorp, Inc.’s Form 10-K for the year ended December 31, 2018.

Increasing Shareholder Value (a) Tangible Book Value per Common Share is a Non-GAAP measure as it excludes goodwill and core deposit intangible. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation

Increasing Dividends Regular quarterly dividend payouts have increased consistently in recent years as follows (reflects regular dividends paid during each year’s respective quarter): 2016: $0.12 per quarter; $0.48 for the year 2017: $0.13 per quarter; $0.52 for the year 2018: $0.15 per quarter; $0.60 for the year For each of the above years, a special annual dividend of $0.10 was also declared and paid. The recent regular quarterly dividend declared, payable on May 27, 2019 to shareholders of record on May 8, 2019, is $0.18 per share, representing a 17% increase compared to the prior regular quarterly dividend of $0.15.

During 2018, Mid Penn successfully closed and integrated the acquisitions of The Scottdale Bank & Trust Co. (Jan. 2018) and First Priority Financial Corp. (July 2018). Franchise Expansion CAGR * of 28% * The CAGR or Compound Annual Growth Rate includes the impact of both organic growth and acquisitions.

Total loans increased by $715 million during 2018, with a large portion ($543 million) being the remaining balance of loans acquired from First Priority and Scottdale. Organic loan growth was a strong $172 million or approx. 18% for 2018. Total deposits increased by $702 million during 2018, with a large portion ($597 million) being assumed from First Priority and Scottdale, and $105 million or 11 % being from organic growth. Strong Loan & Deposit Growth

Earnings Results (a) (b) 2017 earnings reflect the impact of $619,000 of merger-related expenses and a one-time deferred tax asset charge of $1,169,000. Excluding these charges, adjusted earnings for the year would have been $8,857,000. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (a) 2018 earnings include the impact of $4,790,000 of merger-related expenses. Excluding these charges, adjusted earnings for the year would have been $14,472,000. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (b)

Earnings Results (a) (b) 2017 earnings reflect the impact of $619,000 of merger-related expenses and a one-time deferred tax asset charge of $1,169,000. Excluding these charges, adjusted earnings per share for the year would have been $2.09. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (a) 2018 earnings include the impact of $4,790,000 of merger-related expenses. Excluding these charges, adjusted earnings per share for the year would have been $2.05. See the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. (b)

Net Interest Margin The yield earned on loans during 2018 was 4.98%, which increased compared to the yield on loans of 4.73% in 2017 and 4.78% for 2016. The cost of funds was impacted by four Fed rate increases in 2018 totaling 1.00%, and three Fed rate increases in 2017 totaling 0.75%. The cost of funds for 2018 was 0.86%, an increase from 2017’s cost of funds of 0.62% and 2016’s cost of funds of 0.58%.

Summary of Results and Financial Position for the Quarter Ending March 31, 2019

Summary of Results and Financial Position for the Quarter Ending March 31, 2019

Thank You to all Our Shareholders!

Appendix: Reconciliation of GAAP to Non-GAAP Measures

Appendix: Reconciliation of GAAP to Non-GAAP Measures